
<ARTICLE> 5
<LEGEND>
Registrant is a limited partnership which invests in real estate, and real estate joint ventures. In accordance with industry practice, its balance sheet is unclassified. For full information, refer to the accompanying unaudited financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          OCT-31-2000
<PERIOD-END>                               JAN-31-2000
<CASH>                                       1,423,134
<SECURITIES>                                         0
<RECEIVABLES>                                        0
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,242,091<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                   8,091,498<F2>
<TOTAL-LIABILITY-AND-EQUITY>                 8,242,091<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               292,571<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               167,201
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                125,370
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            125,370
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   125,370
<EPS-BASIC>                                     1.22<F5>
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivable, total assets include net investments in real estate of $6,640,245 and other assets of $178,712.
<F2>Represents partners' capital.
<F3>Liabiliies include accounts payable and other liabilities of $150,593.
<F4>Total revenues include rent of $276,588 and interest and other revenue of $15,683.
<F5>Represents net income per Unit of limited partnership interest.

